EXHIBIT 99.1

Marissa Vidaurri
Head of Investor Relations, NI
512-683-5215
marissa.vidaurri@ni.com

NI Completes Acquisition of OptimalPlus

AUSTIN, Texas - July 6, 2020 - NI (Nasdaq: NATI) today announced it has officially closed the acquisition of OptimalPlus, a global leader in data analytics software for the semiconductor, automotive and electronics industries.

Companies are looking for new and innovative ways to apply digital transformation initiatives to their businesses to combat increasing complexity and get new innovations to market faster. While new technologies including ubiquitous sensing capabilities, artificial intelligence and machine learning are being used to enable digital transformation initiatives, customers need integrated systems and software platforms to connect and harness the value of the overwhelming amount of data these technologies produce.

Through the acquisition of OptimalPlus, NI is positioned to help customers accelerate their digital transformation initiatives by coupling our leadership in test operations with new advanced product analytics for enterprises. This in turn will enable organizations to connect test and measurement data from real world devices seamlessly throughout the product lifecycle - from product design to characterization and all the way to manufacturing - to help get technologies to market faster and lower the cost of test investments.

"We’re confident NI’s enterprise software strategy unlocks the value of test data by embracing digital transformation and bringing it to the analog world," said Eric Starkloff, NI President and CEO. "OptimalPlus’ data analytics capabilities allow us to build the advanced software required by today’s modern enterprise and engineer, enabling the connection of multiple data sources across the digital thread of a product’s lifecycle to help dramatically improve quality, yield and avoid failure. We welcome the employees of OptimalPlus and look forward to collectively accelerating our long-term growth ambitions."

The transaction is valued at $365 million and was funded through a combination of cash on hand and debt. OptimalPlus had $51 million in revenue for 2019.

A call with the investment community is not planned in conjunction with this press release.

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expected effects of the OptimalPlus acquisition regarding: 1) our position to help customers accelerate their digital transformation initiatives by coupling our leadership in test operations with new advanced product analytics for enterprises; 2) our enabling organizations to connect test and measurement data from real-world devices seamlessly throughout the product lifecycle, 3) OptimalPlus’ data analytics capabilities, allowing us to build advanced software and enabling the connection of multiple data sources across the digital thread of a product’s lifecycle; 4) our confidence in NI’s enterprise software strategy to unlock the value of test data by embracing digital transformation and bringing it to the analog world, and; 5) and the acceleration of our long-term growth ambitions. These statements are subject to a number of risks and uncertainties, including: the risk of uncertainties related to the ability to successfully operate or integrate the OptimalPlus business into NI; the ability to retain and integrate OptimalPlus employees into NI; the ability to realize the expected benefits of the acquisition; COVID-19 and further economic and market disruptions resulting from COVID-19; further adverse changes or fluctuations in the global economy; further adverse fluctuations in our industry; foreign exchange fluctuations; changes in the current global trade regulatory e nvironment; fluctuations in customer demands and markets; fluctuations in demand for NI products including orders from NI’s large customers; component shortages; delays in the release of new products; NI’s ability to effectively manage its operating expenses; manufacturing inefficiencies and the level of capacity utilization; the impact of any recent or future acquisitions or divestitures by NI; expense overruns; and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results. NI directs readers to its Form 10-K for the year ended Dec. 31, 2019, its Form 10-Q for the quarter ended March 31, 2020 and the other documents it files with the SEC for other risks associated with the company’s future performance.
All information in this release is as of the date above. NI undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in NI’s expectations.
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